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                          RAVISENT TECHNOLOGIES INC.

                       RAVISENT OPERATING COMPANY, INC.

                             EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of the 5th day of April, 2000, and is by and between RAVISENT Operating Company, Inc., a Delaware corporation with an office for purposes of this Agreement at One Great Valley Parkway, Malvern, Pennsylvania 19355 (hereinafter "Company"), and Thomas
J. Fogarty with an address at 1151 Shadow Oak Drive, Malvern, PA (hereinafter "Employee").

                              W I T N E S S E T H

          WHEREAS:

              A. Company wishes to retain the services of Employee to render services for and on behalf of Company, in accordance with the following terms, conditions and provisions; and

              B. Employee wishes to perform such services for and on behalf of Company, in accordance with the following terms, conditions and provisions.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

          I.  EMPLOYMENT.  Company hereby employs Employee and Employee accepts
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such employment and shall perform his duties and the responsibilities provided for herein in accordance with the terms and conditions of this Agreement.

          II.  EMPLOYMENT STATUS. Employee shall at all times be Company's
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employee subject to the terms and conditions of this Agreement.

          III.  TITLE AND DUTIES. Company agrees to employ Employee and Employee
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accepts such employment as a full time employee and agrees as per the terms and conditions of this agreement to serve as and have the title of Senior Vice President and Chief Financial Officer of the Company, as well as the Company's parent company, RAVISENT Technologies, Inc. and perform diligently, faithfully, and to the best of his/her ability, duties as reasonably assigned and instructions given by the President/CEO of Company or other Company officer as authorized by Company's Board of Directors, in each case consistent with such position.

          IV.  TERM OF SERVICES. The initial term of this Agreement is for a
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period commencing on May 12, 2000 and ending on May 12, 2002, subject to the termination
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section of this agreement, with the parties agreeing to confirm any subsequent extension of this initial term in a signed written agreement setting forth any amended or supplemental conditions. Thereafter, this Agreement shall automatically renew for one-year periods of time unless either party notifies the other in writing of a termination of this Agreement at least thirty (30) days prior to the end of any term of this Agreement. If the Company issues such a notice of termination under this Section IV, then such termination shall be considered without Cause.

          V.  BASE COMPENSATION. Employee's base salary for rendered services
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for the initial term of this agreement shall be Two Hundred Thousand Dollars
($200,000), an annual amount payable in accordance with Company's payroll procedures and policies as implemented during the term of this agreement. All references to payments in this Agreement are in U.S. dollars.

          VI.  ADDITIONAL COMPENSATION.  Employee shall be entitled to receive a
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quarterly bonus targeted at fifty percent (50%) of his base salary if Employee reaches specified milestones and objectives. RAVISENT and Employee shall use their respective best efforts to agree upon such milestones and objects within thirty (30) days of the execution of this Agreement. From time to time thereafter, RAVISENT and Employee will mutually agree upon such milestones and objectives for future quarterly bonus payments.

          VII.  EMPLOYER PERQUISITES. Employee shall be entitled to and shall
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receive all employer perquisites as would normally be granted to employees of
Company. Such perquisites to include the following:

                1. Health insurance under terms and conditions as provided to other employees of Company;

                2.  Four weeks paid Vacation;

                3.  Paid holidays pursuant to Company's stated policy;

                4. Such benefits as the Company generally makes available to its employees at the same level;

                5.  $600 monthly car allowance;

                6. Eighty thousand (80,000) stock options (effective upon Board approval) under RAVISENT's 1999 Stock Option Plan, subject to RAVISENT's standard vesting schedule. Such options will be Incentive Stock Options, to the extent permissible by law and RAVISENT's 1999 Stock Option Plan (grant effective upon approval by the Board of Directors);

                7. Twenty-five thousand (25,000) non-qualified stock options with a strike price of one-cent ($0.01), vesting at 1/24 per month from the date of hire (grant effective upon approval by the Board of Directors).

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          VIII.  EXTENT OF SERVICES. Employee shall devote his entire business
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time, attention, and energies to the business of Company, but this shall not be construed as preventing Employee from investing his assets in the future as a passive investor in such form or manner as he sees fit as long as the investments will not require any personal service from Employee. However, Employee agrees not to knowingly invest in any entities that compete directly with Company or affiliated or related companies. Employee may, if he so chooses, serve on the Boards of Directors of other companies, provided that such companies are not in competition with the Company and that such service does not interfere with Employee's performance of his duties on behalf of the Company.

          IX.  TERMINATION.
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                1.  A termination for "Cause" shall mean a termination for any of the following reasons: (i) Employee's gross malfeasance or gross nonfeasance;
(ii) Employee is convicted of a felony; (iii) Employee commits an act of fraud against, or misappropriates property belonging to, Company; or (iv) Employee commits a material breach of this Agreement or any confidentiality or proprietary information agreement between Employee and Company, not cured within thirty (30) days after written notice specifying breach is given to Employee. Company will provide written notice of the reason for termination in the case of any termination for Cause. A termination of Employee's employment for any reason other than the foregoing shall be a termination "without Cause".

                2. Employee's termination may be an Involuntary Termination (as defined in paragraph 3, below). In the event of Employee's Involuntary Termination, Employee will continue in an advisory/transitional role, or such other role as the parties may agree, with full salary and benefits for a period of six (6) months (twelve months in the event Employee's termination is an Involuntary Termination in connection with a change in control of the Company, as "change of control" is defined in the Company's 1999 Stock Incentive Plan) after the effective date of such notice of termination or until Employee shall commence employment of a comparable nature and salary with another entity, whichever shall first occur (the "Transition Period"). In this regard, it is understood and agreed that Employee shall use his best efforts in attempting to locate such other employment. Company agrees to cooperate in helping Employee in the pursuit of any such position and will provide the requisite references. If such employment is of a lesser salary than his then current salary at Company, Company agrees to reimburse Employee for the difference between such salaries for the Transition Period. It is agreed that any stock options awarded Employee will continue to vest and be exercisable during the Transition Period.

                3. "Involuntary Termination" shall mean Employee's termination which occurs by reason of: (i) Employee's involuntary dismissal or discharge by the Company other than for Cause; or (ii) such individual's voluntary resignation following (A) a change in his or her position with the Company or Parent or Subsidiary employing the individual which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more

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than thirty (30) miles, provided and only if such change, reduction or relocation is effected by the Company without the individual's consent.

                4. It is understood and agreed that this is a personal services contract, and that Company shall have the right to terminate this agreement on 10 days notice to Employee, if appropriate, in the event of the disability or death of Employee which would otherwise prevent him from performing his or her duties. For purpose of this provision, "disability" shall be defined in accordance with the definition of "disability" as contained in Company's disability insurance policy. In the event of Employee's death, any guaranteed monies due under this agreement would be paid directly to Employee's spouse, or such other person or persons designated by Employee from time to time in writing, to the extent permitted by law.

          XI.  NO CONFLICT.  Employee represents and warrants to Company that he
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is not a party to or otherwise bound by any other employment or services that may, in any way, restrict his right or ability to enter into this agreement or otherwise be employed by Company.

          XII.  NOTICES. Any written notice required to be given pursuant to
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this agreement shall be hand delivered or sent via fax, or delivered by a national overnight express service such as Federal Express.

          XIII.  JURISDICTION AND DISPUTES.  This agreement shall be governed by
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the laws of the Commonwealth of Pennsylvania.  All disputes hereunder shall be resolved in the applicable state or federal courts of Pennsylvania. The parties consent to the exclusive jurisdiction of such courts, agree to accept service or process by mail, and waive any jurisdictional or venue defenses otherwise available. The parties reserve the right to mutually agree to binding arbitration in accordance with the policies of the American Arbitration Association.

          XIV.  AGREEMENT BINDING ON SUCCESSORS. This agreement shall be binding
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on and shall inure to the benefit of the parties hereto, and their heirs, administrators, and permitted successors and assigns.

          XV.  WAIVER. No waiver by either party of any default shall be deemed
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as a waiver of any prior or subsequent default of the same or other provisions of this agreement.

          XVI.  SEVERABILITY. If any provision hereof is held invalid or
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unenforceable by court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision, and such invalid provision shall be deemed to be severed from the agreement.

          XVII.  ASSIGNABILITY. This agreement and the rights and obligations
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thereunder are personal with respect to Employee and may not be assigned by any action of Employee or by operation of law. Company shall, however, have the right to assign this agreement to a successor in interest to the business or assets of Company or to any affiliate of Company.

          XVIII.  INTEGRATION. This Agreement constitutes the entire
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understanding of the parties and is intended as a final expression of their agreement. It shall not be modified or

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amended except in writing signed by the parties thereto and specifically referring to this agreement. This agreement shall take precedence over any other documents that may be in conflict therewith. Notwithstanding the foregoing, the parties acknowledge and agree that the Non-Competition & Confidentiality Agreement entered into between the parties as of April ___, 2000 is and remains in full force and effect.

          IN WITNESS WHEREOF, Company and Employee confirm the foregoing accurately sets forth the parties respective rights and obligations and agrees to be bound by having the evidenced signature affixed thereto.

RAVISENT OPERATING COMPANY, INC.


By: /s/ Francis E. Wilde                               /s/ Thomas J. Fogarty
    ---------------------                              -----------------------
Name:                                                  Thomas J. Fogarty
Title:

Date: April 17, 2000                                   Date: April 17, 2000
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